                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          ARIAD PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]


April 16, 1998



Dear ARIAD Stockholder:

You are invited to attend the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held on Thursday, June 11, 1998 at 10:00 a.m. Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. We urge you to read this information carefully.

At the Annual Meeting, two persons will be elected to serve as Class 1 Directors. Your Board of Directors unanimously believes that the election of its nominees as directors is in the best interests of ARIAD and its stockholders and, accordingly, recommends a vote FOR Item 1 on the enclosed proxy card.

In addition to the formal business to be transacted, I will make a presentation on important progress over the past year and our development plans for the future. Members of ARIAD's Board of Directors and management will be available as well to respond to questions of stockholders.

I look forward to greeting those ARIAD stockholders who are able to attend the meeting. If you plan on attending, please contact Ms. Lisa Rozamus in our Investor Relations Office at 617-494-0400, extension 252, and she will send you directions to the Company's offices.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend the meeting in person. Therefore, please sign, date and promptly return the enclosed proxy in the envelope provided.

On behalf of ARIAD and all of its employees and directors, I would like to thank you for your continuing support.


Sincerely yours,


/s/ Harvey J. Berger

Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

                           ARIAD PHARMACEUTICALS, INC.

                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 11, 1998

    Notice is hereby given that the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. (the "Company") will be held on Thursday, June 11, 1998 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for the following purposes:

         1. To elect two Class 1 Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and

         2. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

    Holders of record of the Company's Common Stock and series B preferred stock at the close of business on April 14, 1998 are entitled to notice of and to vote at the Meeting.

    For the ten-day period immediately prior to the Meeting, the list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company, located at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

                                        By Order of the Board of Directors

                                        /s/ David T. Washburn

                                        David T. Washburn
                                        Secretary

Dated: April 16, 1998

                                    IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           ARIAD PHARMACEUTICALS, INC.
                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 11, 1998

    This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ARIAD Pharmaceuticals, Inc. (the "Company" or "ARIAD") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 11, 1998 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed to stockholders on or about April 16, 1998.

    Holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), and series B preferred stock, par value $0.01 per share (the "Preferred Stock" and, collectively with the Common Stock, the "Voting Stock"), who are entitled to vote are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with such holders' directions. If no directions are given, proxies will be voted "FOR" the election as Class 1 Directors of the nominees named herein. The Board of Directors knows of no other business to be presented at the Meeting.

    The proxy may be revoked at any time prior to the voting thereof by written notice of revocation to the Company at 26 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Jay R. LaMarche, Executive Vice President and Chief Financial Officer. The proxy may also be revoked by submission to the Company prior to the Meeting of a more recently dated proxy or by attending the Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote, and which are not voted, will be considered not present at the Meeting for the purpose of determining the presence of a quorum and will not be considered for the approval of the proposal described in the immediately preceding paragraph. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. The Company has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies. The Company anticipates that it will pay D.F. King approximately $3,500 in fees, plus reasonable out-of-pocket expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

    Only holders of record of the Voting Stock at the close of business on April 14, 1998 are entitled to notice of and to vote at the Meeting. On that date, there were 19,352,552 shares of Common Stock and 2,526,316 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote. Accordingly, a total of 21,878,868 votes are entitled to be cast on each matter submitted to a vote at the Meeting. One third of such shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. Under the Company's Bylaws, the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the Meeting is required to elect the nominees for election as Class 1 Directors of the Company; thus, abstentions will have no effect on the outcome of the vote for the election of directors. Broker non-votes will not be considered present at the Meeting and will have no effect on the vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 1998, certain information with respect to (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to own beneficially more than 5% of the Voting Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the Securities and Exchange Commission (the "Commission"), such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option, warrant or right or through the conversion of a security. The percentages set forth on the table assume conversion of all outstanding Preferred Stock into Common Stock.

    Except as otherwise indicated, (i) the stockholders listed in the table have sole voting and investment powers with respect to the Voting Stock shown as beneficially owned, and (ii) the title of class of the shares held by the stockholders listed in the table is Common Stock.

                                                       NUMBER OF SHARES
   NAME AND ADDRESS                                   BENEFICIALLY OWNED                    PERCENTAGE
   ---------------------------------------         --------------------------         -----------------------
   Hoechst Marion Roussel, Inc.                           2,526,316      (1)                  11.6%
   Route 202-206
   Bridgewater, NJ 08807-0800

   BB Biotech A.G.                                        2,575,000      (2)                  11.8
   c/o Bellevue Asset Management A.G.
   Grunstrasse 12 CH-6343
   Rothreuz, Switzerland

   Harvey J. Berger, M.D.                                 1,363,747      (3)                   6.2
   c/o ARIAD Pharmaceuticals, Inc.
   26 Landsdowne Street
   Cambridge, MA 02139

   Jay R. LaMarche                                          256,859      (4)                   1.2
   Manfred Weigele, Ph.D.                                   206,160                             *
   Charles C. Cabot III                                     200,464      (5)                    *
   Michael Gilman, Ph.D.                                     32,625      (6)                    *
   Joan S. Brugge, Ph.D.                                    290,588      (7)                   1.3
   Vaughn D. Bryson                                          66,250                             *
   John M. Deutch, Ph.D.                                     62,053                             *
   Philip Felig, M.D.                                       100,714                             *
   Peter T. Joseph                                          216,731      (8)                   1.0
   Joel S. Marcus                                            66,250                             *
   Sandford D. Smith                                         86,205                             *
   Raymond S. Troubh                                         96,249                             *
   All directors and executive officers                   3,044,895                           13.3
   as a group (13) persons

*Indicates less than one percent

1) Includes 2,526,316 shares of Preferred Stock convertible into 2,526,316 shares of Common Stock sold to Hoechst Marion Roussel, Inc. on March 18, 1997 in connection with the joint venture agreement for establishing the Hoechst-ARIAD Genomics Center, LLC and represents 100% of the Preferred Stock.

2) Such shares are held of record by Biotech Target S.A., a wholly owned subsidiary of BB Biotech A.G. This information is based solely on Form 4 filed with the Commission and dated April 9, 1998.

3) Includes 535,714 shares of Common Stock and options to purchase 235,714 shares of Common Stock held of record by The Berger Family Trust and 8,928 shares of Common Stock held of record by The Wolk Family Trust. Wendy S. Berger and Harvey J. Berger, as co-trustees of such trusts, have the right to vote and dispose of the shares held by such trusts; however, in certain circumstances, Wendy S. Berger as co-trustee will have sole voting power with respect to the shares held by each such trust. Includes 122,000 shares held by Edith Berger, Dr. Berger's mother, 40,892 shares held by Wendy S. Berger, Dr. Berger's spouse, and 11,928 shares held by Dr. Berger's children.

4) Includes 6,696 shares and 44,000 shares issuable upon exercise of warrants held by Carol B. LaMarche, Mr. LaMarche's spouse.

5)   Includes 10,000 shares held by Mr. Cabot's children.

6) Includes 2,000 shares issuable upon exercise of warrants held jointly by Dr. Gilman and his spouse, Lori E. Gilman.

7) Includes 9,696 shares held jointly by Dr. Brugge and her spouse, William R. Brugge, M.D., and 7,273 shares held by her son.

8)   Includes 6,696 shares held in the name of Rosecliff Profit Sharing Trust.

INFORMATION REGARDING DIRECTORS

    The Board of Directors currently consists of ten members, classified into 3 classes. At each Annual Meeting of the Stockholders, the term for one class of directors expires and directors are elected for a full term of 3 years to succeed the directors of such class. The following table sets forth certain information for each of the two individuals nominated by the Board of Directors for election as Class 1 Directors at this Meeting, as well as for each of the continuing Class 2 and Class 3 Directors whose terms expire either at the Annual Meeting of the Stockholders in 1999 or 2000, or at such time as such director's successor is duly elected and qualified.


                          NOMINEES AS CLASS 1 DIRECTORS
                              (TERM TO EXPIRE 2001)

    Joan S. Brugge, Ph.D., 48, a Director of ARIAD since February 1995, is Professor of Cell Biology at Harvard Medical School and, since March 1997, has co-chaired ARIAD's Board of Scientific and Medical Advisors. Dr. Brugge served as Senior Vice President, Exploratory Research at ARIAD from October 1996 through July 1997 and as Senior Vice President, Research - Biology from May 1992 to September 1996 and as Scientific Director of ARIAD from May 1992 to February 1997. From 1989 to 1992, Dr. Brugge was a Professor of Microbiology at the University of Pennsylvania School of Medicine and an Investigator of the Howard Hughes Medical Institute. Dr. Brugge currently serves on the Medical Advisory Board of the Howard Hughes Medical Institute and the Advisory Committee to the Director and Board of Scientific Advisors of the National Cancer Institute.

    John M. Deutch, Ph.D., 59, a Director of ARIAD since March 1997, is an Institute Professor at the Massachusetts Institute of Technology. He has previously served as Director of Central Intelligence, Deputy Secretary of Defense and Undersecretary of Defense (Acquisition and Technology), as well as Provost, Dean of the School of Science, Chairman of the Department of Chemistry and the Karl Taylor Compton Professor of Chemistry of the Massachusetts Institute of Technology. He has received numerous awards and honors in physical chemistry and computational sciences. Mr. Deutch is a Director of Citicorp, CMS Energy, Cummins Engine Company, Inc. and Schlumberger Ltd.


                          CONTINUING CLASS 2 DIRECTORS
                              (TERM TO EXPIRE 1999)

    Philip Felig, M.D., 61, a Director of ARIAD since October 1991, is currently in medical practice specializing in endocrinology and diabetes as an Attending Physician on the Senior Medical Staff at Lenox Hill Hospital. From 1986 to 1987, he was Chief Executive Officer of Sandoz Pharmaceuticals Corporation and from 1984 to 1987, President of the Sandoz Research Institute.

    Peter T. Joseph, 47, a Director of ARIAD since October 1991, is Chairman and Chief Executive Officer of Rosecliff, Inc., an investment management firm that he has headed since 1987. From 1987 to 1992, Mr. Joseph served as Managing General Partner of Acadia Partners, L.P.

    Jay R. LaMarche, 51, has served as Chief Financial Officer, Treasurer and a Director of ARIAD since January 1992. Mr. LaMarche has served as Executive Vice President since March 1997 and served as Senior Vice President, Finance from January 1992 to February 1997. Prior to joining ARIAD, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer, where he served in several capacities, most recently as Executive Vice President.

    Joel S. Marcus, 50, a Director of ARIAD since February 1995, is Chief Executive Officer and a Director of Alexandria Real Estate Equities, Inc. Mr. Marcus is a founder and principal of Health Science Capital Partners, which invests in healthcare related companies. From 1986 to 1994, Mr. Marcus was a partner with Brobeck, Phleger & Harrison, a law firm (and its predecessor).

                          CONTINUING CLASS 3 DIRECTORS
                              (TERM TO EXPIRE 2000)

    Harvey J. Berger, M.D., 47, is the principal founder of ARIAD and has served as the Company's Chairman of the Board, President and Chief Executive Officer since April 1991. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, most recently as Executive Vice President and President of the Research and Development Division. Dr. Berger currently is a Lecturer in the Division of Health Sciences and Technology at the Massachusetts Institute of Technology and the Harvard Medical School. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association.

    Vaughn D. Bryson, 59, a Director of ARIAD since February 1995, is President of Life Science Advisors, Inc. Mr. Bryson was a thirty-two year employee of Eli Lilly & Co. ("Lilly") and served as President and Chief Executive Officer of Lilly from 1991 to 1993. He served as Executive Vice President from 1986 until 1991. He also served as a member of Lilly's Board of Directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International Inc. from April 1994 to December 1996. He also is a Director of Chiron Corporation, Fusion Medical Technologies, Inc., Perclose, Inc. and Quintiles Transnational Corporation.

    Sandford D. Smith, 51, a Director of ARIAD since October 1991, is
President, Therapeutics International, Genzyme Corporation. Previously, from May 1996 to September 1996, he was Vice President and General Manager, Specialty Therapeutics and International Group, Genzyme Corporation. Mr. Smith was President and Chief Executive Officer and a Director of the Repligen Corporation from 1986 to March 1996. Mr. Smith previously held a number of positions with the Bristol-Myers Company from 1977 to 1986, including, most recently, Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group. Mr. Smith is also a Director of CSPI.

    Raymond S. Troubh, 71, a Director of ARIAD since October 1991, has been a financial consultant for more than the past five years. He was a general partner of Lazard Freres & Co., an investment banking firm, and a former governor of the American Stock Exchange. Mr. Troubh is a Director of America West Airlines, Inc., Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Systems, Inc., General American Investors Company, Olsten Corporation, Time Warner Inc., Triarc Companies, Inc. and WHX Corporation. He is also a Trustee of MicroCap Liquidating Trust and Petrie Stores Liquidating Trust.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 1997, the Board of Directors held five meetings. No Director attended fewer than 75% of the aggregate number of meetings held during such fiscal year by the Board of Directors and the committees of the Board on which he or she served.

    The Board of Directors has three committees, the Executive Committee, the Compensation and Stock Option Committee and the Audit Committee. The Board does not have a nominating committee.

    The members of the Executive Committee are Dr. Berger and Messrs. Bryson and LaMarche. The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of the Company. The Executive Committee met once during the fiscal year ended December 31, 1997.

    The members of the Compensation and Stock Option Committee are Dr. Felig and Messrs. Smith and Troubh. The Compensation and Stock Option Committee establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters and administers the Company's stock option plans. Such committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Employees and Consultants (the "1991 Employee Plan") are made solely by the committee. The Compensation and Stock Option Committee held four meetings (including actions taken by written consent) during the fiscal year ended December 31, 1997.

    The members of the Audit Committee are Messrs. Joseph and Marcus. The responsibilities of the Audit Committee include, with the assistance of management, the selection and engagement of the Company's independent auditors, the review of the scope of the audit proposed by the auditors, a post-audit review of the Company's financial statements and general oversight of the Company's financial reporting and the adequacy of internal controls. The Audit Committee held two meetings during the fiscal year ended December 31, 1997.

    Directors do not receive any cash compensation for service on the Board of Directors or its committees. Directors are reimbursed for their expenses for each meeting attended. Upon election to the Board of Directors, on March 11, 1997, Mr. Deutch was awarded an option to purchase 15,000 shares of Common Stock at $7.63 per share and on December 1, 1997, each of Drs. Brugge and Felig and Messrs. Bryson, Deutch, Joseph, Marcus, Smith and Troubh was awarded options to purchase 10,000 shares of Common Stock at $4.94 per share, pursuant to the ARIAD Pharmaceuticals, Inc 1994 Stock Option Plan for Non-Employee Directors (the "1994 Director Plan"). Such options were exercisable on the grant date. For the fiscal year ended December 31, 1997, Drs. Brugge and Felig and Mr. Deutch received advisory fees aggregating $47,500, $20,000 and $15,000, respectively, in connection with their membership on the Board of Scientific and Medical Advisors and Dr. Brugge received compensation aggregating $118,000 during her employment through July 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1997, the Company entered into an agreement which established a limited liability company (the "Genomics Center") which is owned 50% by ARIAD and 50% by Hoechst Marion Roussel, Inc. ("HMR"), a greater than 5% holder of the Company's Voting Securities, to pursue functional genomics (the "1997 HMR Genomics Agreement"). Under the terms of the 1997 HMR Genomics Agreement, the Company and HMR agreed to commit $85,000,000 to the establishment of the Genomics Center and its first five years of operation. Through December 31, 1997, the Company had invested $5,878,000 in leasehold improvements and equipment and funded $2,602,000 in operating and related costs. HMR committed to provide ARIAD with capital adequate to fund ARIAD's share of such costs through the purchase of up to $49,000,000 of ARIAD series B preferred stock over the five-year period, including an initial investment of $24,000,000. Should ARIAD and HMR determine that the Genomics Center requires funds in excess of those committed, ARIAD may fund its share of the excess through a loan facility made available by HMR. Funds borrowed by ARIAD pursuant to such loan facility, if any, will bear interest at a rate of LIBOR plus 0.25% and are repayable by 2003 in cash or series B preferred stock, at the Company's option.

    The Company also entered into agreements with the Genomics Center to provide research and administrative services (the "Services Agreements") to the Genomics Center on a cost reimbursement basis. Revenue recognized pursuant to the Services Agreements amounted to $1,357,000 for the year ended December 31, 1997.

    In November 1995, the Company entered into an agreement with HMR (the "1995 HMR Osteoporosis Agreement") to collaborate on the discovery and development of drugs to treat osteoporosis and related bone diseases. Under the 1995 HMR Osteoporosis Agreement, the Company granted to HMR exclusive rights to develop and commercialize these drugs worldwide. The Company has the right, under certain circumstances, to participate in the development and commercialization of these products for certain indications in North America. Under the terms of the 1995 HMR Osteoporosis Agreement, HMR agreed to provide research funding in equal quarterly amounts of $1,000,000 up to an aggregate of $20,000,000 over a five-year period and agreed to provide an aggregate of up to $10,000,000 upon the attainment of certain research milestones. In addition, HMR established a dedicated research group to collaborate with the Company on the discovery of osteoporosis drugs and agreed to fund all of the preclinical and clinical development costs for products that emerge from the collaboration. The 1995 HMR Osteoporosis Agreement further provides for the payment of royalties to the Company based on product sales. HMR may elect to terminate the 1995 HMR Osteoporosis Agreement and further payment obligations after November 1998 if certain scientific milestones have not been achieved, whereupon all rights would revert back to the Company. Revenue recognized under the 1995 HMR Osteoporosis Agreement amounted to $7,333,000 for 1997.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company:

NAME                               AGE        OFFICE OR POSITIONS HELD
-----------------------------    --------     -------------------------------------------------------------
Harvey J. Berger, M.D.             47         Chairman of the Board, President and
                                              Chief Executive Officer

Charles C. Cabot III               41         Executive Vice President and Chief Operating Officer

Michael Gilman, Ph.D.              43         Executive Vice President and Chief Scientific Officer

Jay R. LaMarche                    51         Executive Vice President and Chief Financial Officer

Manfred Weigele, Ph.D.             65         Senior Vice President, Physical and Chemical Sciences

For biographical information on Dr. Berger and Mr. LaMarche, see "Information Regarding Directors."

    Charles C. Cabot III has served as Executive Vice President and Chief Operating Officer of ARIAD since March 1997. He served as Senior Vice President and Chief Operating Officer from January 1994 to February 1997 and as Senior Vice President, Business Operations from January 1992 to December 1993. Prior to joining ARIAD, from 1985 to 1991, Mr. Cabot held several positions at Centocor, Inc., most recently as a Vice President in the corporate group.

    Michael Gilman, Ph.D. has served as Executive Vice President and Chief Scientific Officer of ARIAD since March 1997. He served as Senior Vice President, Drug Discovery from October 1996 to February 1997 and as Vice President, Research - Gene Therapy from August 1994 to September 1996. Dr. Gilman has served as Scientific Director of ARIAD Gene Therapeutics, Inc. since August 1994. Prior to joining ARIAD, Dr. Gilman was on the senior staff at the Cold Spring Harbor Laboratory since 1986.

    Manfred Weigele, Ph.D. has served as Senior Vice President, Physical and Chemical Sciences of ARIAD since October 1996 and served as Senior Vice President, Research - Chemistry from October 1991 to September 1996. Prior to joining ARIAD, from 1985 to 1991, Dr. Weigele was a Vice President and Group Director of Chemistry Research at Hoffmann-LaRoche Inc.

                             EXECUTIVE COMPENSATION
    The following table sets forth aggregate amounts of compensation paid or accrued by the Company for the years ended December 31, 1997, 1996 and 1995, for services rendered in all capacities, by each of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer.

                                         SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION(1)         ----------------------
                                                      -----------------------         NUMBER OF SECURITIES
   NAME AND PRINCIPAL POSITION      YEAR                      SALARY                   UNDERLYING OPTIONS
   ------------------------------  -------          ---------------------------      ------------------------
   Harvey J. Berger, M.D.           1997                    $300,000                              --
   Chairman, President and          1996                     220,000                           44,000
   Chief Executive Officer          1995                     220,000                          414,285(2)



   Charles C. Cabot III             1997                     215,000                              --
   Executive Vice President and     1996                     170,000                           34,000
   Chief Operating Officer          1995                     170,000                          119,642(2)



   Michael Gilman, Ph.D.            1997                     215,000                              --
   Executive Vice President and     1996                     159,651                           80,000
   Chief Scientific Officer         1995                     169,569(3)                        10,000(2)




   Jay R. LaMarche                  1997                     215,000                              --
   Executive Vice President and     1996                     170,000                           34,000
   Chief Financial Officer          1995                     170,000                          119,642(2)



   Manfred Weigele, Ph.D.           1997                     215,000                              --
   Senior Vice President,           1996                     170,000                           34,000
   Physical and Chemical            1995                     170,000                          119,642(2)
   Sciences



(1) Other annual compensation is not presented, except as noted in footnote 3, as the cost did not exceed the lesser of $50,000 or 10% of the total salary reported for any of the named executive officers.

(2) No options were granted to the named executive officers in 1995 except for Dr. Gilman who was awarded an option to purchase 10,000 shares. Represents Company and ARIAD Gene Therapeutics, Inc. options granted in prior years for which the exercise prices were amended to the then current fair market values under repricings offered to all plan participants.

(3) Includes $16,979 for reimbursement to Dr. Gilman by the Company of expenses incurred in connection with relocation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is comprised of Dr. Felig and Messrs. Smith and Troubh. On December 1, 1997, pursuant to the 1994 Director Plan, the Company granted to each member of the committee an option to purchase 10,000 shares of Common Stock at $4.94 per share.

EMPLOYMENT AGREEMENTS

    Dr. Berger, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, has an employment agreement with the Company which commenced in January 1992 and terminates in December 2001. The agreement provides that he shall be employed as the Chief Executive Officer and President of the Company, shall be nominated for election to the Board of Directors, serve as Chairman of the Board and receive an annual base salary of $300,000 for 1997, increasing each year by at least 10% of the preceding year's base salary. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary. Dr. Berger's employment agreement is automatically renewable for successive three-year terms unless terminated by either party. If the Company fails to renew the employment agreement, it is obligated to pay Dr. Berger twice his annual salary for the final year of his term.

    Dr. Berger's employment agreement provides that, upon the occurrence of certain events including, (i) a sale of the Company or an acquisition of a substantial equity interest in the Company by a person or group of persons, (ii) if Dr. Berger or his designee ceases to be the highest ranking executive officer of the Company or ceases to control personnel decisions with respect to the Company's senior management, (iii) if the Company is in material breach of the terms of his employment agreement, (iv) if the Company is bankrupt or insolvent or (v) if the Company terminates Dr. Berger's employment agreement without cause, (1) the Company will pay Dr. Berger the greater of (x) any remaining salary payable during the term of the agreement plus the maximum possible bonus for each year remaining in the term and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the "Severance Payment") and (2) all of his stock options, stock awards and similar equity rights will immediately vest and become exercisable. The Company is not obligated to make the Severance Payment if it discharges Dr. Berger for cause or if Dr. Berger terminates the agreement. In addition, the occurrence of any event described above would permit Dr. Berger to terminate his employment. If the vesting of certain benefits and the payment of certain amounts by the Company to Dr. Berger are treated as payments in the nature of compensation that are contingent on a "change in control" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be compensated by the Company. The employment agreement contains a noncompetition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

    The Company has also entered into employment agreements with Mr. Cabot, Executive Vice President and Chief Operating Officer, Dr. Gilman, Executive Vice President and Chief Scientific Officer, Mr. LaMarche, Executive Vice President and Chief Financial Officer, and Dr. Weigele, Senior Vice President, Physical and Chemical Sciences. The agreements provide for employment at each such executive's present position through December 2000 for Dr. Gilman and Messrs. Cabot and LaMarche and through December 1998 for Dr. Weigele at an annual base salary of $215,000 for 1998, increasing each year by an amount to be determined by the Board of Directors. In addition, each executive is eligible each year to receive a discretionary bonus, to be determined by the Board of Directors, of up to 30% of his annual base salary. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

    The agreements with Messrs. Cabot and LaMarche and Drs. Gilman and Weigele provide that: (i) upon a change of control of the Company, such officers will be entitled to receive, upon termination, any remaining salary payable during the term or six months' salary whichever is shorter, and all stock options held by such officers will immediately vest and become exercisable; and (ii) upon termination by the Company, without cause, such officer will be entitled to receive his current salary for the remaining period of the applicable term and all outstanding options that would have vested during such term shall vest immediately.

                        OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the named executive officers during the fiscal year 1997.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                No. of Securities           Value of Unexercised
                                                              Underlying Unexercised        In-the-Money Options
                                                              Options at Fiscal Year                 at
                                                                      End(#)                Fiscal Year End($)(4)
                                                            ---------------------------     --------------------
                              Shares
                           Acquired on         Value               Exercisable/                 Exercisable/
Name                       Exercise (#)      Realized ($)         Unexercisable                Unexercisable
-----------------------    -------------    -------------   ---------------------------        --------------
Harvey J. Berger, M.D.          --               --            273,214/56,500    (1)(2)      $ 629,732/35,765
                                                               133,928/44,643    (3)

Charles C. Cabot III            --               --             56,607/42,750    (1)           137,866/25,228
                                                                66,963/22,322    (3)

Michael Gilman, Ph.D.           --               --             30,625/76,875    (1)            38,781/33,394
                                                                75,000/25,000    (3)

Jay R. LaMarche               6,000           $21,150           50,607/42,750    (1)           121,966/25,228
                                                                66,963/22,322    (3)

Manfred Weigele, Ph.D.          --               --             56,607/42,750    (1)           137,866/25,228
                                                                66,963/22,322    (3)


(1)   Options to purchase shares of Common Stock of the Company.

(2)   Includes options to purchase 235,714 shares held by The Berger Family
      Trust.

(3)   Options to purchase shares of common stock of ARIAD Gene
      Therapeutics, Inc.

(4) Based upon a fair market value of $4.25 per share of Common Stock, which was the closing price of a share of Common Stock on the Nasdaq National Market on December 31, 1997.


401(K) PLAN

     Effective January 1, 1993, the Board of Directors adopted the ARIAD Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under
Section 401(k) of the Code covering all of the Company's eligible employees. Pursuant to the 401(k) Plan, employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% to 15% of their current compensation up to the statutorily prescribed annual limit ($9,500 in 1997) and have the amount of the reduction contributed to the 401(k) Plan. Effective July 1, 1997, the Company agreed to match 50% of the first 4% of compensation that eligible employees contribute to the 401(k) plan, as defined. Employer matching contributions to the 401(k) plan amounted to $49,915 for the year ended December 31, 1997.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

GENERAL

    The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters, administers the Company's stock option plans and recommends the grant of stock options under the stock option plans of ARIAD Gene Therapeutics, Inc. The Committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the 1991 Employee Plan are made solely by the Committee. The Committee is composed of three members who are nonemployee directors.


 COMPENSATION POLICY

    The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. Competition for experienced senior executive officers in the biotechnology industry is intense. In furtherance of these objectives, the Company offers executives base salaries and incentive compensation in amounts and at intervals it believes are comparable to those offered by other companies with which the Company competes.

BASE SALARY AND BONUS AWARDS

    The Committee's subjective evaluation, the Company's overall progress and the individual executive's performance are considered in the Committee's recommendations concerning base salary and bonus awards. Stock options are granted from this time to executive officers to create a link between executive compensation and stockholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company. In making decisions as to the compensation of the Company's executive officers, the Committee also relies upon compensation statistics from various sources, including specific industry-wide surveys. Discretionary cash bonuses provided for in the employment agreements of the executive officers have not been awarded since the formation of the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL YEAR 1997

    Effective January 1, 1997, the Board of Directors established Dr. Berger's annual base salary at $300,000. As with other executive officers, Dr. Berger was not awarded any stock options or paid any cash bonus for 1997. The Committee believes that Dr. Berger's annual compensation is competitive with the compensation of the chief executive officers of comparable biotechnology companies.

                                     THE COMPENSATION AND STOCK OPTION COMMITTEE
                                     Philip Felig, M.D., Chairman
                                     Sandford D. Smith
                                     Raymond S. Troubh

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock since January 1, 1993, with the total cumulative return of the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Stock Index, the latter of which includes biotechnology companies. The price of a share of Common Stock for the period from January 1, 1993 to April 19, 1993 is based upon a fair market value of $5.60 per share, which was the price per share paid by investors in the 1992 Private Placement. The price of a share of Common Stock from April 20, 1993 to May 19, 1994 is based upon a fair market value of $7.00 per share, which was the price per share paid by investors in the 1993 Private Placement. The price of a share of Common Stock for the period from May 20, 1994 to September 19, 1994 is based upon the closing price per share as quoted on the Nasdaq National Market of the Company's Units (comprised of a share of Common Stock and a warrant to purchase a share of Common Stock and assuming a $1.00 value for such warrant) which traded on the Nasdaq National Market from May 20, 1994 until separation on September 19, 1994. The price of a share of Common Stock for the period from September 20, 1994 to December 31, 1997 is based upon the closing price per share as quoted on the Nasdaq National Market.

    The comparison assumes $100 was invested on January 1, 1993 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of dividends. The Company did not declare or pay any dividends during the comparison period.

      COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG THE COMPANY, NASDAQ U.S. STOCK MARKET INDEX AND NASDAQ PHARMACEUTICAL STOCK INDEX

                                      24-Mar-92  31-Dec-92              20-Apr-93  31-Dec-93                20-May-94
                                          33687      33969                  34079      34334                    34474
                      -------------------------  ---------  ---------------------  ---------  -----------------------
                      Initial Private Placement             2nd Private Placement             Initial Public Offering
ARIAD - price                             5.600      5.600                  7.000      7.000                    7.000
      - index

Table Data:
Pharmaceutical Index                    343.677    322.290                231.053    287.262                  228.649

US Market Index                         194.638    217.864                208.712    250.093                  224.532

INDEXED DATA
ARIAD                                   100.000    100.000                125.000    125.000                  125.000

Pharmaceuticals Index                   100.000     93.777                 67.230     83.585                   66.530

US Market Index                         100.000    111.933                107.231    128.491                  115.359

                                      19-Sep-94     31-Dec-94           31-Dec-95    31-Dec-96              31-Dec-97
                                          34598         34699               35064        35430                  35795
                      -------------------------     ---------          ----------    ---------              ---------
                           Unit Separation Date
ARIAD - price                             2.875          1.75                4.75         5.06                   4.25
      - index

Table Data:
Pharmaceutical Index                    245.494       244.462             395.549      395.975                409.905

US Market Index                         239.144       216.205             345.715      425.258                522.072

INDEXED DATA
ARIAD                                    51.339        31.250              84.821       90.357                 75.893

Pharmaceuticals Index                    71.432        71.131             115.093      115.217                119.270

US Market Index                         122.866       111.180             177.619      218.487                268.227

SECTION 16 FILINGS

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Commission on Forms 3, 4 and 5. The Company believes that during the fiscal year ended December 31, 1997 its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock complied with all applicable filing requirements, except that BB Biotech, A.G., a greater than 10% holder of the Company's Common Stock, failed to file on a timely basis two reports on Form 4 covering five transactions. In making these disclosures, the Company has relied solely on copies of reports filed with the Commission.




                         INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has audited the financial statements of the Company since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the Meeting.

    The Company's management has selected Deloitte & Touche LLP as independent public accountants to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1998. The Audit Committee of the Board of Directors is expected to approve the selection.


             ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

    Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission. Requests should be directed to Corporate Communications, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, telephone: 617-494-0400, facsimile:
617-225-2860, email: investor@ariad.com.

TO THE EXTENT THIS PROXY STATEMENT HAS BEEN OR WILL BE SPECIFICALLY INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE SECTIONS OF THE PROXY STATEMENT ENTITLED "REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE" AND "PERFORMANCE GRAPH" SHALL NOT BE DEEMED TO BE SO INCORPORATED UNLESS SPECIFICALLY OTHERWISE PROVIDED IN ANY SUCH FILING.

                                    PROPOSALS


                                   PROPOSAL 1
                          ELECTION OF CLASS 1 DIRECTORS

    The Company's By-laws, as amended (the "By-laws"), provide that the number of directors shall be fixed by the Board. The Board of Directors has fixed the number at ten and, at a meeting held on March 5, 1998, nominated the persons named below to stand for election. All such nominees are currently directors.

    The Company's Certificate of Incorporation, as amended, and By-laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the Annual Meeting of Stockholders for that year. At this Meeting, two Class 1 Directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the two nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason one or more of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The two nominees receiving the highest number of votes will be elected to serve as Class 1 Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JOAN S. BRUGGE, PH.D. AND JOHN M. DEUTCH, PH.D. AS CLASS 1 DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                 STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

    Stockholders who wish to have their proposals presented at the 1999 Annual Meeting of Stockholders must deliver such proposals in writing to the Secretary of the Company at the Company's principal executive offices no later than December 1, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

    The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Meeting other than that referred to herein. If any other business should come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not therefore revoked in accordance with their best judgment.



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ David T. Washburn
                                            David T. Washburn
                                            Secretary


Cambridge, Massachusetts
April 16, 1998

                          ARIAD PHARMACEUTICALS, INC.
                              26 Landsdowne Street
                         Cambridge, Massachusetts 02139

                 Annual Meeting of Stockholders - June 11, 1998
              Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, MD and Jay R. LaMarche as Proxies, with full power of substitution of each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Thursday, June 11, 1998 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matter set forth on the reverse side hereof, as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

-------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------


HAS YOUR  ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

____________________________________        ____________________________________

____________________________________        ____________________________________

____________________________________        ____________________________________

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


-------------------------------------------------------------------------------
                          ARIAD PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on      / /
the reverse side of this card.

RECORD DATE SHARES:




                                                         ----------------------
       Please be sure to sign and date this Proxy.           Date
-------------------------------------------------------------------------------




------Stockholder sign here----------------------------Co-owner sign here-----


1. To elect two Class 1 Directors to hold office    For All    With-    For All
   until the 2001 Annual Meeting of Stockholders    Nominees   hold     Except
   and until their successors are duly elected         / /      / /       / /
   and qualified.

       Joan S. Brugge, Ph.D, John M. Deutch, Ph.D

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.



2. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

   IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.



DETACH CARD                                                          DETACH CARD

                          ARIAD PHARMACEUTICALS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held June 11, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

ARIAD Pharmaceuticals, Inc.